UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Solera National Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 13, 2014, Solera National Bancorp, Inc. mailed the following letter to its shareholders:

May 13, 2014

Dear Fellow Shareholder:
We have previously mailed to you proxy materials relating to the 2014 annual stockholders’ meeting of Solera National Bancorp, Inc. (“Solera,” the “Company,” “we,” or “us”). We urge you to read those materials carefully, particularly in light of the proxy contest being conducted by Michael Quagliano to replace your board of directors.
Your vote is important in this election and we urge you to be sure to vote so that your voice is heard at the annual meeting. With the day of the annual meeting approaching, we want to ensure that you are aware of the reasons why the Company’s board of directors recommends that you vote AGAINST Mr. Quagliano’s slate of nominees by signing and mailing the enclosed WHITE proxy card:
NEW SOLERA MANAGEMENT IS RETURNING THE COMPANY TO ITS HISTORICAL STRATEGY OF FOCUSING ON UNDERSERVED MARKETS, AND THIS STRATEGY IS SHOWING POSITIVE RESULTS
Since joining the Company in September 2013, CEO John P. Carmichael has taken decisive steps to cut costs and return the Company to its original vision of focusing on the Hispanic community and other underserved markets. Although this effort has required us to incur a number of one-time costs, the benefits are already apparent:

•
Interest income grew 24% in the first quarter of 2014 relative to the same period in 2013, driven by 28% growth in Solera National Bank’s loan portfolio and a 62 basis point improvement in net interest margin to 3.37%.

•	No non-performing loans as of March 31, 2014.

•	Continuing to exceed accepted regulatory standards for a well capitalized institution.

•	Preliminary results indicate that Solera National Bank returned to profitability for the month of April 2014, and we now forecast that the bank will return to profitability for 2014 as a whole.
We are committed to continuing this positive momentum for the benefit of all shareholders and the communities we serve.
AS NOTED BY A LEADING INDEPENDENT PROXY ADVISORY FIRM, QUAGLIANO’S SLATE - WHICH INCLUDES HIS COLLEGE STUDENT DAUGHTER AND TWENTY-SOMETHING GIRLFRIEND - IS “PROFOUNDLY INEXPERIENCED AND UNQUALIFIED”
Based on its independent analysis, leading proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) has recommended that shareholder clients vote Solera’s WHITE proxy card at the annual meeting.
Glass Lewis issued a scathing report about the weaknesses of Quagliano’s slate, his plans and his solicitation. Commenting on Quagliano’s nominees, it said (emphasis in all quotes added):

•
“The [Solera] board fairly laments what is a profoundly inexperienced and unqualified slate of individuals, the bulk of which have no credible foundation upon which to oversee the complex operational structure and regulatory obligations attendant to a publicly traded bank.”

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“[T]he fact that Mr. Quagliano has proposed himself and two young family members out of six total nominees suggests there is a brazen intent to craft a board wholly beholden to his own perspectives, rather than the interests of Solera’s other shareholders.”

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“We believe there is no justifiable basis upon which to suggest retaining a 28-year old Florida horse farm employee and a 21-year old college student in any way serves the interest of any shareholders other than Mr. Quagliano.”

Glass Lewis further referred to Quagliano’s plan for Solera as having “glaring and manifold problems” and “a complete non-starter.” It noted further that its concerns in this regard are “exacerbated with reference to Mr. Quagliano’s brash preference for nominating observably ill-equipped family members to key oversight roles.”
The election of Quagliano’s nominees would result in a board with no significant banking experience or significant ties to the communities in which the Company operates. Moreover, if Mr. Quagliano’s nominees take control, he has said that he would reduce executive compensation by 40-50%. If this happens, we believe it will be extremely difficult for the Company to retain or recruit competent executive management. The bottom line - we would effectively be a community bank with no ties to the community and no bankers.
We believe that the change the Company needs is in the process of being implemented by its new management. We urge you not to derail the progress we are making by giving control to Mr. Quagliano’s unqualified nominees.
*    *    *    *    *
We appreciate your support and your continued interest in the Company. No matter how many shares of stock you own, please vote FOR the election of all of the Solera board’s nominees and in accordance with the board’s recommendations on the other proposals on the agenda for the annual meeting by taking three steps:
•    SIGNING the enclosed WHITE proxy card;
•    DATING the enclosed WHITE proxy card; and
•    MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
If any of your shares of stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.
Please do not return any proxy card sent to you by Michael Quagliano or Kathleen Stout. Not even to vote Against them. Doing so may impact your vote in accordance with the Board’s recommendations. In fact, throw away anything you receive from Michael Quagliano or Kathleen Stout.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Solera’s proxy materials, please call
Alliance Advisors LLC at the phone numbers listed below.

ALLIANCE ADVISORS LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokers Call Collect: (973) 873-7721
Shareholders Call TOLL-FREE: (855) 737-3177

On Behalf of Your Board of Directors
Sincerely,
John P. Carmichael
President and Chief Executive Officer

Caution Concerning Forward-Looking Statements
This letter contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this letter other than statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements include statements regarding the Company’s future financial performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow Solera National Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission (“SEC”) filings. The most significant of these uncertainties are described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and include (but are not limited to) the following: the Company has a limited operating history upon which to base an estimate of its future financial performance; general economic conditions may be less favorable than expected, causing an adverse impact on our financial performance; and the Company is subject to extensive regulatory oversight, which could restrain its growth and profitability. We undertake no obligation to update or revise any forward-looking statement. Readers of this letter are cautioned not to put undue reliance on forward-looking statements.
* Permission was neither sought nor obtained from Glass Lewis to use excerpts from their report.